Exhibit 10.2
(English Translation from Chinese)

Land Lease Agreement

Party A: Zhucheng City, Huanghua Town, Zupansan Village (Leaser)
Party B: Zhucheng City Ziyang Ceramics Co., Ltd (Leasee)

Due to ceramics production operation needs, Party B leased one lot of barren mountain land from Party A, after thorough consultation, the parties have agreed and signed the following agreement.

1. Land Area
Referencing to the Zhucheng City Land Planning and Design Institute’s Red Line Map, the barren mountain lot totals 203.8 Mu.

2. Lease Period
Period of lease is 50 years, from November 1, 2010 to October 31, 2060.

3. Rental Fee and Payment Method
Party B will pay Party A lease of each Mu of 60,000 RMB, totaling 12,228,000 RMB.
Party A will be responsible for payments to village households. All additional item on land shall be remove by Party A with no additional compensations.
Total of above payment amount: Twelve Million Two Hundred Twenty Eight Thousand RMB (12,228,000 RMB).
All additional items on land shall be cleared within 10 days after the signing of this Agreement, All lease payments shall be paid in full one month with in the signing of this Agreement.

4. Rights and Obligations
a. Party A shall provide convenience to Party B in regards to accessibility, drainage and electricity
b. Payments for the lands used as roads for Party B’s shall be separately consulted by the parties.
c. In the case the land is needed for national planning use, Party B shall unconditionally comply with it, all compensations for additional items on land, compensation for land use during the lease period and settlement payments shall be given to Party B.
d. After the execution of this Agreement, this Agreement shall not be changed or terminated due to the change in legal representative or the party.
e. During the term of the lease, Party A shall not request any payment of fees from Party B with any reason or excuse.

5. Any matters not covered by this Agreement shall be resolved through the parties’ consultation.

This Agreement shall have two copies in the same format, Party A and B shall each hold one copy, the Agreement is effective after signed by both Parties.

Party A: Zhucheng City, Huanghua Town, Zupansan Village
/s/ Peijing Zhang

Party B: Zhucheng city Ziyang Ceramics Co., Ltd
Legal Representative: /s/ Lingbo Chi

2010/11/1

Zhupansan Village Land Map

Total Land Area: 203.8 Mu

Survey Date: 2010/10/20